Exhibit 99.1

Comscore Settles Previously Disclosed Securities and Exchange Matter
RESTON, Va., Sept. 24, 2019 /PRNewswire/ -- Comscore, Inc. ("Comscore" or the "Company") (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today announced that it has finalized a settlement with the Securities and Exchange Commission (the "Commission" or "SEC"), resolving a previously disclosed investigation into financial accounting and disclosure practices between February 2014 and February 2016. The conduct occurred under prior management, including Serge Matta, the Company's former Chief Executive Officer. In agreeing to the terms of the settlement, including paying a civil monetary penalty of $5.0 million (which the Company has fully reserved and disclosed in prior SEC filings), Comscore neither admits nor denies the Commission's allegations. A separate proceeding against Mr. Matta was announced by the SEC today. As part of Mr. Matta's settlement with the SEC, Mr. Matta has agreed to pay a clawback to Comscore of $2.1 million.
The SEC considered the Company's cooperation during the investigation and its significant remedial efforts, including replacing the former CEO and other senior executives, constituting a new management team, implementing new and extensive internal control procedures and policies, and implementing a new, comprehensive compliance management system. Also, in its Order the SEC specifically noted that all senior management and directors who were with the Company at the time of the conduct described in the Order are no longer with the Company.
The Company's Board of Directors and current management team are committed to maintaining strong internal controls, financial reporting, compliance, and corporate governance practices.
"We are pleased to have settled this legacy issue with the SEC," said Brent Rosenthal, Chairman of the Board of Comscore. "In addition to our commitment to compliance and with this matter behind us, the Board and I remain fully focused on the business and are committed to further developing our unique data assets, differentiated data analytics, and strong brand equity."
Dale Fuller, Interim Chief Executive Officer of Comscore, added, "With this matter now resolved, Comscore remains focused on its next phase of growth in order to drive profits and maximize shareholder value through the continued alignment of strategic priorities and development and delivery of products to drive future profitability."
About Comscore
Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, plans and opinions regarding product development and delivery, brand equity, maximizing shareholder value, strategic priorities and future growth and profitability. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, Comscore's ability to achieve its expected strategic, financial and operational plans, develop and deliver products, increase revenue and manage costs. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the SEC, which are available on the SEC's website (www.sec.gov).

Exhibit 99.1

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Investor Contacts:
Robert Winters or Jackie Marcus
Alpha IR Group
(312) 445-2870
SCOR@alpha-ir.com
Media Contacts:
Brian Schaffer or Trevor Gibbons
Prosek Partners
(212) 279-3115
pro-comscore@prosek.com